UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): July 10, 2008
MEADOWBROOK INSURANCE GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Michigan (State or other jurisdiction of incorporation)		38-2626206 (I.R.S. Employer Identification Number)

1-14094 (Commission File Number)

26255 American Drive Southfield, Michigan (Address of Principal Executive Offices)	48034 (Zip Code)
(248) 358-1100
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS
On July 10, 2008, Meadowbrook Insurance Group, Inc. (“Meadowbrook”) issued a press release announcing it has now received financing commitments for its proposed $100 million senior credit facilities (the “Credit Facilities”), which are being arranged by Banc of America Securities LLC. The syndication was well oversubscribed and final allocation of lenders’ commitments are in process of being determined. On June 27, 2008, Meadowbrook announced that it had received financing commitments from Bank of America, N.A., J.P. Morgan Chase Bank, N.A., and KeyBank N.A., which were received in advance of the launch of the general syndication of the Credit Facilities. The launch of the general syndication of the Credit Facilities occurred on Monday, June 23, 2008. The additional commitments, which are from Charter One Bank, The Private Bank and US Bank, and, like the previously received commitments, are subject to the preparation, execution, and delivery of a mutually acceptable credit agreement.
A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.
***
Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
This document contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934 as amended. These include statements as to the benefits of the merger, including future financial and operating results, cost savings, enhanced revenues and the accretion/dilution to reported earnings that may be realized from the merger as well as other statements of expectations regarding the merger and any other statements regarding future results or expectations. Meadowbrook intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and is including this statement for purposes of these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies, and expectations of Meadowbrook, are generally identified by the use of words such as “believe,” “expect,” “intend,” “anticipate,” “estimate,” or “project” or similar expressions. Meadowbrook’s ability to predict results, or the actual effect of future plans or strategies, is inherently uncertain. Factors which could have a material adverse effect on the operations and future prospects of Meadowbrook and its respective subsidiaries include, but are not limited to: the risk that the businesses of Meadowbrook in connection with the merger will not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; expected revenue synergies and cost savings from the merger may not be fully realized or realized within the expected time frame; revenues following the merger may be lower than expected; customer and employee relationships and business operations may be disrupted by the merger; the ability to obtain required governmental and stockholder approvals, and the ability to complete the merger on the expected timeframe. Other factors that could cause Meadowbrook’s actual results to differ materially from those expressed or implied are discussed under “Risk Factors” in its most recent annual report on Form 10-K and other filings with the Securities and Exchange Commission (“SEC”). Meadowbrook does not undertake any obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.
ADDITIONAL INFORMATION
The proposed merger will be submitted to Meadowbrook’s and ProCentury’s shareholders for their approval. Meadowbrook has filed a registration statement and Meadowbrook and ProCentury have filed a definitive joint proxy statement-prospectus and both companies will file other relevant documents with the SEC. Shareholders are urged to read the registration statement and joint proxy statement-prospectus regarding the proposed merger and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, as they will contain important information. Investors will be able to obtain a free copy of the registration statement and joint proxy statement-prospectus, as well as other filings containing information about Meadowbrook and ProCentury, at the SEC’s website (http://www.sec.gov). Investors will also be able to obtain these documents, free of charge, by accessing Meadowbrook’s website (http://www.meadowbrook.com), or by accessing ProCentury’s website (http://www.procentury.com).
Meadowbrook and ProCentury and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Meadowbrook and/or ProCentury in connection with the proposed merger. Information about the directors and executive officers of Meadowbrook is set forth in the proxy statement for Meadowbrook’s 2008 annual meeting of shareholders, as filed with the SEC on March 26, 2008. Information about the directors and executive officers of ProCentury is set forth in ProCentury’s annual report on Form 10-K, as filed with the SEC on March 17, 2008. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the Proxy Statement regarding the proposed merger. Investors may obtain free copies of these documents as described above.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
a.	None.

b.	None.

c.	None.

d.	Exhibits

99.1	Press Release, dated July 10, 2008.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 10, 2008	MEADOWBROOK INSURANCE GROUP, INC. (Registrant)
	By:	/s/ Karen M. Spaun
Karen M. Spaun, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Document Description
99.1	Press Release, dated July 10, 2008.